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                               -----------


                              Dave & Buster's, Inc.
                              ---------------------
                (Name of Registrant as Specified In Its Charter)

                       Dolphin Limited Partnership I, L.P.
                       -----------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                       Contact:
                                       Innisfree M&A Incorporated, New York
                                       Arthur B. Crozier
                                       Alan M. Miller
                                       212/750-5833


Dolphin Designates Nominees for DAB Annual Shareholders Meeting

STAMFORD, Conn.--April 14, 2003--Dolphin Limited Partnership I, L.P., now the holder of 9.5% of the outstanding shares of Dave & Buster's, Inc. (NYSE: DAB -
News) and its single largest shareholder, announced that it has submitted to the Company the names of its nominees for election to the Company's board of directors at the 2003 annual meeting. The nominations were submitted in compliance with the requirements of the Company's bylaws. The Company has scheduled this year's annual meeting for June 10, 2003, at which three out of eight directors are up for election.

Dolphin's nominees are:

     o Edward A. Weinstein, 67, Retired Senior Partner, Deloitte & Touche, LLP, New York, Merger, Acquisitions and Restructuring unit.

     o Donald T. Netter, 41, Senior Managing Director, Dolphin Limited Partnerships.

     o Edward E. Hartline, 56, Managing Partner of the Texas-based law firm of Brown McCarroll, LLP.

More detailed information on the background and qualifications of Dolphin's nominees are attached to this release.

A spokesperson for Dolphin commented, "We believe that, as promised, our nominees possess the range of background and depth of expertise needed to address the business, governance and transactional issues that have plagued Dave & Buster's and that are reflected in its share price. Mr. Weinstein brings to our slate a wealth of experience in public company financial and accounting matters, including mergers and acquisitions. His credentials and experience certainly qualify him as a "financial expert", for purposes of the recent corporate governance reforms. Mr. Netter, representing the Company's largest shareholder, has spent a career promoting investor value. Mr. Hartline is a leading corporate attorney in the region where the Company is headquartered, has restaurant company board experience and brings to our slate the legal expertise for implementing needed governance reforms. Together these nominees are dedicated to promoting Dolphin's platform of maximizing shareholder value and bringing independence to the board and its committees."

The Dolphin spokesperson continued: "We believe that our nominees will be an engine for change in Dave & Buster's boardroom, even though they will constitute a minority of

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the board. In light of the Company's recent announcements on governance, we reiterate our demand that the Company's board not take action to dilute the voice of our nominees by expanding the board at this time without shareholder action."

The following is a list of the names and stockholdings, if any, of persons who may be deemed to be "participants" in Dolphin's solicitation with respect to the shares of the Company: Dolphin beneficially owns 1,262,800 shares of the Company's outstanding common stock. Donald Netter is Senior Managing Director of Dolphin and a nominee for director but does not individually own any common stock of the Company. Messrs. Weinstein and Hartline are also nominees for director, but do not own any common stock of the Company.

Dolphin intends to disseminate a proxy statement with respect to its solicitation in support of its nomination of directors at the Company's 2003 annual meeting. Shareholders should read this proxy statement if and when it becomes available because it will contain important information. Shareholders will be able to obtain copies of the proxy statement, related materials and other documents filed with the Securities and Exchange Commission's web site at http://www.sec.gov without charge when these documents become available. Shareholders will also be able to obtain copies of that proxy statement and related materials without charge, when available, from Innisfree M&A Incorporated by oral or written request to: 501 Madison Avenue, New York, New York 10022, telephone: 888-750-5833.

                                    * * * * *

Information Concerning Dolphin's Nominees

Edward A. Weinstein
-------------------

Mr. Weinstein, age 67, is a retired Partner of Deloitte & Touche LLP where he was, among other duties, head of the New York merger and acquisitions and restructuring unit. Prior to his retirement from Deloitte & Touche LLP in 1998, he served as an audit partner and auditor for 40 years. He has extensive experience with publicly traded retail specialty, discount, supermarket and department store chains. His practice also included publicly traded clients in manufacturing, financial services, telecommunications, computer services and real estate. Mr. Weinstein has managed, planned and directed tax, accounting, consulting, actuarial and valuation support for mergers, acquisitions, business divestitures and the offering of public securities. He has also consulted on financial and tax restructurings, provided accounting and financial consulting services in commercial litigation and arbitration and served as an arbitrator in commercial accounting disputes. Also, since 1998 he has been an independent consultant and advisor to industry, not for profit organizations and government and an arbitrator to the securities industry.

Mr. Weinstein has been an adjunct professor of accounting and auditing at New York University and has lectured on accounting and auditing at the Columbia University Graduate School of Business. He has also written extensively on accounting and auditing and spoken on these matters in the United States, Japan, the United Kingdom, and Israel. Mr. Weinstein is a member of the American Institute of Certified Public Accountants and a former President of the New York State Society of Certified Public Accountants.

Donald T. Netter
----------------

Donald T. Netter, age 41, for more than five years has been Chairman, Chief Executive Officer, President and Senior Managing Director of Dolphin Holdings Corporation. Dolphin Holdings is engaged in managing partnerships that directly and indirectly invest in publicly traded corporate securities, including both active investments and investment arbitrage. Dolphin Holdings is the managing member of the general partner of Dolphin Limited Partnership I, L.P. From December 1989 through 1993, Mr. Netter was co-general partner of RLR Partners L.P., the general partner of Ballantrae Partners, L.P., a New York based private investment partnership that was engaged in acquiring significant stakes in public companies, merger arbitrage and leveraged acquisitions. Following Ballantrae's leveraged acquisition of Damon Corporation in 1989 and through its sale in 1993, Mr. Netter was a director and held officerships of Damon, a significant participant in the clinical laboratory testing business.

Mr. Netter currently serves on the board of The Aristotle Corporation, a publicly traded company that through its subsidiaries is a leading manufacturer and global distributor of educational, health and agricultural products. From 1993 to 1999, Mr. Netter was a director and officer of Independence Holding Company, a publicly traded company engaged through its subsidiaries in life and health insurance. Mr. Netter is also an officer of Geneve Corporation, a family-held private investment concern, and a member of the Executive Council of The Rockefeller University, New York, New York.

Edward E. Hartline
------------------

Mr. Hartline, age 56, was a founder of and since 1991 has been a Managing Partner of the law firm of Brown McCarroll, L.L.P. with offices in Houston, Austin, Dallas and Longview, Texas. Mr. Hartline's practice specializes in tax, corporate, and merger and acquisition law. He is a member of the board of directors of Cordua Restaurants and 1776, Inc. Cordua is a Texas based private company which operates Latin American and South American fare restaurants and catering services with a variety of themes and price points. 1776, Inc. is a Texas based private company which operates family eating establishments offering breakfast, lunch and dinner and catering services.

Since 2001, Mr. Hartline has been the chairman of the board of the Houston Law Review and has been a board member for the past 20 years. He also serves as a judge for the Police Civil Service Commission of the City of Houston.